Exhibit 99.1

Staples, Inc. Announces First Quarter 2009 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 27, 2009--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 2, 2009. Total company sales, including the results of Corporate Express, increased 19 percent to $5.8 billion compared to the first quarter of 2008. For the first quarter of 2009, net income attributed to the controlling interests declined 33 percent year over year to $143 million, and diluted earnings per share, on a GAAP basis, decreased 33 percent to $0.20 from the $0.30 achieved in the first quarter of last year.

The company recorded pre-tax integration and restructuring expense of $19 million related to Corporate Express during the first quarter. Excluding the impact of this expense, adjusted earnings per share, on a diluted basis, decreased 27 percent to $0.22 compared to the first quarter of 2008.

“Staples associates drove solid earnings performance in a very tough sales environment, while also making excellent progress on the Corporate Express integration,” said Ron Sargent, Staples’ chairman and chief executive officer. “These results reflect our commitment to take great care of customers, tightly manage expenses and invest for future growth.”

Highlights for the first quarter of 2009 include:

Total Company

  On a GAAP basis, first quarter 2009 operating income rate declined 166 basis points to 4.93 percent compared to the first quarter of 2008.

  Excluding the impact of pre-tax integration and restructuring expense of $19 million related to Corporate Express during the first quarter 2009, operating income rate declined 133 basis points to 5.26 percent compared to the first quarter of 2008. This decline primarily reflects the inclusion of the lower margin Corporate Express business in North American Delivery and deleverage of fixed expenses in International, somewhat offset by operating income rate improvement in the North American Retail business.
  Generated record first quarter free cash flow of $385 million after $54 million in capital expenditures compared to $225 million of free cash flow during the first quarter of 2008.
  Used strong free cash flow to reduce debt by $221 million during the first quarter, and have reduced debt by $1.2 billion since the acquisition of Corporate Express in July, 2008.
  Ended the first quarter with approximately $1.7 billion in liquidity, including $738 million in cash and cash equivalents and $936 million of available lines of credit.
  After the end of the first quarter of 2009, the company initiated a $300 million accounts receivable securitization program and subsequently exited its 364 day bridge loan in advance of the July 9, 2009 expiration date.

North American Delivery

  Achieved first quarter 2009 sales of $2.4 billion, an increase of 41 percent compared to the first quarter of 2008.
  Sales for the first quarter of 2009 decreased 13 percent in US dollars, or 12 percent in local currency, after adjusting sales for the first quarter of 2008 to include Corporate Express’ sales of $1.1 billion.
  Strong customer acquisition in Contract was more than offset by lower spend per existing customer, resulting in low double-digit top line declines in both the Staples and Corporate Express portfolios.
  First quarter 2009 operating income rate declined 285 basis points to 6.64 percent compared to the first quarter of 2008, primarily reflecting the inclusion of the lower margin Corporate Express business as well as increased amortization expense, somewhat offset by lower marketing and delivery and distribution expense.
  Operating income rate for Staples Business Delivery and Quill was flat compared to the first quarter of 2008, despite low double-digit sales declines.

  Corporate Express integration on track: completed vendor pricing negotiations, finalized plans for own brand assortment rationalization, began human resource system integration, and reduced the percentage of small orders.

North American Retail

  Achieved first quarter 2009 sales of $2.2 billion, a decrease of nine percent in US dollars, or five percent in local currency, compared to the first quarter of 2008.
  Comparable store sales decreased eight percent versus the first quarter of 2008, reflecting declines in average order size and weakness in durable categories such as business machines and furniture, somewhat offset by growth in ink and cut sheet paper.
  First quarter 2009 operating income rate increased 35 basis points to 7.33 percent compared to the first quarter of 2008, reflecting improvements in product margin and marketing expense, more than offsetting deleverage of rent and labor expense.
  Achieved all-time high customer satisfaction scores.
  Customer traffic trend improved, with customer count comps declining two percent.
  Opened 31 stores and closed two stores, ending the first quarter with 1,864 stores in North America.

International

  Achieved first quarter 2009 sales of $1.2 billion, an increase of 60 percent in US dollars, or 76 percent in local currency, compared to the first quarter of 2008. The stronger US dollar negatively impacted sales for the company’s core International operations by $116 million during the first quarter of 2009, compared to the first quarter of 2008.
  Sales for the first quarter of 2009 decreased 11 percent in local currency, after adjusting sales for the first quarter of 2008 to include Corporate Express’ sales of $949 million.
  Comparable store sales in Europe decreased 14 percent versus the same period in 2008, as a result of weakness in sales of durables, lower average order size and negative customer traffic.

  First quarter 2009 operating income rate decreased 149 basis points to 1.66 percent compared to the first quarter of 2008, reflecting deleverage of fixed expenses on lower sales as well as increased amortization expense, somewhat offset by reduced marketing expense.
  Opened two stores and closed one store in China, opened two stores in Portugal, and opened one store in Belgium, ending the first quarter with 333 stores in Europe, 27 stores in China and 2 stores in Argentina.
  Corporate Express integration on track: announced proposed restructuring plan in Europe to optimize resources and compete more effectively.

Outlook

The company reaffirms its expectations for synergies related to the Corporate Express acquisition, building to $300 million over the three year integration period. The company expects to incur the following expenses during Q2 2009 and FY 2009.

Approximate Dollar Amounts in Millions
	Q2 2009	FY 2009

Depreciation Expense	$110 - 120	$430 - 440
Amortization of Intangibles	25 - 30	100 - 110
Integration and Restructuring Expense	15 - 20	90 - 110
Net Interest Expense	60 - 65	235 - 245
Total	$210 - 235	$855 - 905

Presentation of Non-GAAP Information

This press release presents certain results both with and without the integration and restructuring expense associated with Corporate Express and discusses first quarter 2008 results both with and without the results of Corporate Express. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under the headings “Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income”, and “Reconciliation of GAAP to Non-GAAP Segment Schedule of Sales.” Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company’s year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2008 sales of $23 billion and 91,000 associates worldwide, Staples serves businesses of all sizes and consumers in 27 countries throughout North and South America, Europe, Asia and Australia. In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Staples invented the office superstore concept in 1986 and is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: deteriorating economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not continue to compete successfully; we may not be able to successfully integrate Corporate Express into our existing operations to realize anticipated benefits and our growth may strain our operations; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we may be unable to continue to open new stores and enter new markets successfully; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings, investigations, or audits may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	May 2,	January 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$738,361	$633,774
Receivables, net	1,783,457	1,841,231
Merchandise inventories, net	2,350,910	2,404,174
Deferred income tax asset	277,990	281,101
Prepaid expenses and other current assets	561,632	636,978
Total current assets	5,712,350	5,797,258

Property and equipment:
Land and buildings	993,989	1,040,754
Leasehold improvements	1,209,917	1,183,879
Equipment	1,950,414	1,949,646
Furniture and fixtures	937,054	926,702
Total property and equipment	5,091,374	5,100,981
Less accumulated depreciation and amortization	2,865,504	2,810,355
Net property and equipment	2,225,870	2,290,626

Lease acquisition costs, net of accumulated amortization	26,134	26,931
Intangible assets, net of accumulated amortization	641,995	701,918
Goodwill	3,932,056	3,780,169
Other assets	511,016	476,153
Total assets	$13,049,421	$13,073,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,980,143	$1,967,597
Accrued expenses and other current liabilities	1,428,206	1,404,709
Commercial paper	665,923	1,195,557
Debt maturing within one year	192,971	277,691
Total current liabilities	4,267,243	4,845,554

Long-term debt	2,362,119	1,968,928
Other long-term obligations	598,279	636,142
		-
Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized;
issued 884,212,646 shares at May 2, 2009 and 882,032,761 shares at January 31, 2009	531	529
Additional paid-in capital	4,090,909	4,048,398
Accumulated other comprehensive loss	(423,225)	(494,327)
Retained earnings	5,451,326	5,367,341
Less: Treasury stock at cost - 166,519,645 shares at May 2, 2009
and 166,427,240 shares at January 31, 2009	(3,359,017)	(3,357,734)
	5,760,524	5,564,207
Noncontrolling interests	61,256	58,224
Total stockholders' equity	5,821,780	5,622,431
Total liabilities and stockholders' equity	$13,049,421	$13,073,055

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 2,	May 3,
	2009	2008

Sales	$5,817,559	$4,884,554
Cost of goods sold and occupancy costs	4,291,657	3,513,632
Gross profit	1,525,902	1,370,922

Operating and other expenses:
Selling, general and administrative	1,198,170	1,044,801
Integration and restructuring costs	18,997	-
Amortization of intangibles	21,871	4,156
Total operating expenses	1,239,038	1,048,957

Operating income	286,864	321,965

Other income (expense):
Interest income	1,672	11,488
Interest expense	(60,498)	(7,256)
Miscellaneous (expense) income	(3,642)	215
Consolidated income before income taxes	224,396	326,412
Income tax expense	77,417	114,244
Consolidated net income	146,979	212,168
Income (loss) attributed to noncontrolling interests	4,015	(114)
Net income attributed to the controlling interests	$142,964	$212,282

Earnings Per Share:

Basic earnings per common share	$0.20	$0.31

Diluted earnings per common share	$0.20	$0.30

Dividends declared per common share	$0.08	$0.33

Weighted average shares outstanding:

Basic	705,283,096	693,402,056

Diluted	717,938,314	707,937,166

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	May 2,	May 3,
	2009	2008
Operating Activities:
Net income attributed to the controlling interests	$142,964	$212,282
Adjustments to reconcile net income attributed to the controlling interests to net cash provided by operating activities:
Depreciation and amortization	134,362	105,287
Amortization of deferred financing costs	1,999	-
Stock-based compensation	35,337	33,362
Deferred tax (benefit) expense	(11,385)	38
Excess tax benefits from stock-based compensation arrangements	-	(991)
Other	3,775	3,157
Changes in assets and liabilities:
Decrease (increase) in receivables	80,551	(65,186)
Decrease in merchandise inventories	74,490	14,199
Decrease in prepaid expenses and other assets	64,578	16,651
(Decrease) increase in accounts payable	(7,621)	69,182
Decrease in accrued expenses and other current liabilities	(33,807)	(91,433)
(Decrease) increase in other long-term obligations	(47,009)	2,650
Net cash provided by operating activities	438,234	299,198

Investing Activities:
Acquisition of property and equipment	(53,717)	(73,894)
Proceeds from the sale of short-term investments	-	9,992
Purchase of short-term investments	-	(3)
Net cash used in investing activities	(53,717)	(63,905)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock
purchase plans	8,578	5,308
Repayments of commercial paper, net of proceeds from issuances	(529,634)	-
Proceeds from borrowings	796,673	5,996
Payments on borrowings	(501,447)	(2,262)
Payment of deferred financing costs	(2,895)	-
Cash dividends paid	(58,978)	(231,460)
Excess tax benefits from stock-based compensation arrangements	-	991
Purchase of treasury stock, net	(1,283)	(66,402)
Net cash used in financing activities	(288,986)	(287,829)

Effect of exchange rate changes on cash and cash equivalents	9,056	11,818

Net increase (decrease) in cash and cash equivalents	104,587	(40,718)
Cash and cash equivalents at beginning of period	633,774	1,245,448
Cash and cash equivalents at end of period	$738,361	$1,204,730

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended

	May 2,	May 3,
	2009	2008
Sales:
North American Delivery	$2,418,358	$1,720,491
North American Retail	2,188,335	2,408,501
International Operations	1,210,866	755,562
Total sales	$5,817,559	$4,884,554

Business Unit Income:
North American Delivery	$160,629	$163,262
North American Retail	160,451	168,242
International Operations	20,118	23,823
Total business unit income	341,198	355,327
Stock-based compensation	(35,337)	(33,362)
Integration and restructuring costs	(18,997)	-
Total segment income	286,864	321,965
Interest and other (expense) income , net	(62,468)	4,447
Consolidated income before income taxes	$224,396	$326,412

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 2, 2009				May 3, 2008
	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	As Reported %

Sales	$5,817,559	$-	$5,817,559	100.00%	$4,884,554	100.00%
Cost of goods sold and occupancy costs	4,291,657	-	4,291,657	73.77%	3,513,632	71.93%
Gross profit	1,525,902	-	1,525,902	26.23%	1,370,922	28.07%

Operating and other expenses:
Selling, general and administrative	1,198,170	-	1,198,170	20.60%	1,044,801	21.39%
Integration and restructuring costs	18,997	(18,997)	-	0.00%	-	0.00%
Amortization of intangibles	21,871	-	21,871	0.38%	4,156	0.09%
Total operating expenses	1,239,038	(18,997)	1,220,041	20.97%	1,048,957	21.47%

Operating income	286,864	18,997	305,861	5.26%	321,965	6.59%

Interest and other (expense) income, net	(62,468)	-	(62,468)	(1.07%)	4,447	0.09%
Consolidated income before income taxes	224,396	18,997	243,393	4.18%	326,412	6.68%
Income tax expense	77,417	6,554	83,971	1.44%	114,244	2.34%
Consolidated net income	146,979	12,443	159,422	2.74%	212,168	4.34%
Income (loss) attributed to noncontrolling interests	4,015	-	4,015	0.07%	(114)	0.00%
Net income attributed to the controlling interests	$142,964	$12,443	$155,407	2.67%	$212,282	4.34%

Earnings Per Share:

Basic earnings per common share	$0.20	$0.02	$0.22		$0.31

Diluted earnings per common share	$0.20	$0.02	$0.22		$0.30

Weighted average shares outstanding:

Basic	705,283,096				693,402,056

Diluted	717,938,314				707,937,166

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Segment Schedule of Sales
(Unaudited)

	13 Weeks Ended
	May 2, 2009	May 3, 2008
	GAAP As Reported	GAAP As Reported	Sales attributed to Corporate Express*	Non-GAAP As Adjusted	Decrease from Prior Year	Decrease in Local Currency

North American Delivery	$2,418,358	$1,720,491	$1,056,113	$2,776,604	-12.9%	-11.6%
North American Retail	2,188,335	2,408,501	-	2,408,501	-9.1%	-5.0%
International Operations	1,210,866	755,562	949,359	1,704,921	-29.0%	-11.4%
	$5,817,559	$4,884,554	$2,005,472	$6,890,026	-15.6%	-9.2%

*Corporate Express' sales for the first quarter of 2008 reflect the period February 1, 2008 - April 30, 2008. Prior to being acquired by Staples, Corporate Express' first quarter was from January 1 - March 31. After the acquisition, Corporate Express' fiscal year was changed to coincide with Staples' fiscal year. Accordingly, adjustments have been made to Corporate Express' previously filed financial information to:
a. reflect the change in fiscal periods;
b. convert the results to U.S. dollars;
c. exclude discontinued operations; and
d. convert the results from IFRS to U.S. GAAP.

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli\Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632